Exhibit 107
CALCULATION OF FILING FEE TABLE
FORM S-8
(Form Type)
TENABLE HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.01 per share, 2018 Equity Incentive Plan	Other(2)	5,984,902	(3)	39.32	(2)	$235,326,346.64	0.0001531	$36,028.47
Equity	Common Stock, par value $0.01 per share, 2018 Employee Stock Purchase Plan	Other(4)	1,795,470	(5)	33.43	(4)	$60,022,562.10	0.0001531	$9,189.46
	Total Offering Amounts						$295,348,908.74		$45,217.93
	Total Fee Offsets								—
	Net Fee Due								$45,217.93
(1)Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Tenable Holdings, Inc. (the “Registrant”) that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock.
(2)    Estimated in accordance with Rule 457(c) and (h) solely for purposes of calculating the registration fee on the basis of $39.32, the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on February 18, 2025.
(3)    Represents an automatic annual increase equal to 5% of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding calendar year to the aggregate number of shares of the Registrant’s common stock reserved for issuance under, and which annual increase is provided by, the Registrant’s 2018 Equity Incentive Plan.
(4)    Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $33.43, the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on February 18, 2025, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2018 Employee Stock Purchase Plan (the “2018 ESPP”).
(5)    Represents an automatic increase equal to 1.5% of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding calendar year to the aggregate number of shares of the Registrant’s common stock reserved for issuance under, and which annual increase is provided by, the 2018 ESPP.